SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 14, 1999



                        GENERAL INSTRUMENT CORPORATION
              (Exact Name of registrant specified in its charter)

     Delaware                  001-12925                 36-4134221
(State of Incorporation) (Commission File Number) (IRS Employer Identification
                                                    No.)

                             101 Tournament Drive
                             Horsham, PA   19044
                   (Address of principal executive offices)

                 Registrant's telephone number: (215) 323-1000

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Item 5.    Other Events

           On September 14, 1999, General Instrument Corporation announced the signing of an Agreement and Plan of Merger with Motorola, Inc. and its wholly-owned subsidiary, Lucerne Acquisition Corp. The following information is included herein: (i) Agreement and Plan of Merger among General Instrument Corporation, Motorola, Inc. and Lucerne Acquisition Corp. dated as of September 14, 1999 (Exhibit 2.1), (ii) the related Voting Agreement among Liberty Media Corporation, Motorola, Inc. and General Instrument Corporation dated as of September 14, 1999 (Exhibit 99.1) and (iii) the related press release dated September 15, 1999 (Exhibit 99.2).


Item 7.   Financial Statements and Exhibits

          Exhibit 2.1 Agreement and Plan of Merger among General Instrument Corporation, Motorola, Inc. and Lucerne Acquisition Corp. dated as of September 14, 1999.

          Exhibit 99.1 Voting Agreement among Liberty Media Corporation, Motorola, Inc. and General Instrument Corporation dated as of September 14, 1999.

          Exhibit 99.2 Press release dated September 15, 1999 announcing Agreement and Plan of Merger among General Instrument Corporation, Motorola, Inc. and Lucerne Acquisition Corp.






















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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENERAL INSTRUMENT CORPORATION
                                           (Registrant)


                                           By:  /s/ Robert A. Scott
                                                _______________________________
                                                Name:  Robert A. Scott
                                                Title:   Senior Vice President,
                                                          General Counsel
                                                          and Secretary


Date:  September 15, 1999

























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

                               INDEX TO EXHIBITS



Exhibit Number      Exhibit

2.1 Agreement and Plan of Merger among General Instrument Corporation, Motorola, Inc. and Lucerne Acquisition Corp. dated as of September 14, 1999.

99.1 Voting Agreement among Liberty Media Corporation, Motorola, Inc. and General Instrument Corporation dated as of September 14, 1999.

99.2 Press release dated September 15, 1999 announcing Agreement and Plan of Merger among General Instrument Corporation, Motorola, Inc. and Lucerne Acquisition Corp.